BY-LAWS

OF

DLP ACCESS FUND

A Delaware Statutory Trust

(Adopted as of August 7, 2026)

ARTICLE I.

OFFICES

Section 1.01. PRINCIPAL EXECUTIVE OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 1.02. OTHER OFFICES. The Board of Trustees may at any time establish branch or additional offices at any place or places where the Trust intends to do business.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 2.01. PLACE OF MEETINGS. Meetings of Shareholders shall be sheld on such day, at such time, and at such place (or no place) as the President or the Trustees may fix in the notice of the meeting. Shareholder meetings may be held in person, telephonically, or by any means of remote or virtual communication. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.02. CALL OF MEETING. A meeting of the Shareholders of the Trust or any Series may be called (i) at any time for any purpose by the Board of Trustees, by the Chair of the Board or by the President, (ii) whenever election of a Trustee or Trustees by shareholders is required by the provisions of Section 16(a) of the Investment Company Act of 1940 for that purpose, or (iii) whenever otherwise required pursuant to the Declaration of Trust or Delaware law. Special meetings of the Shareholders of the Trust shall be called by the Board of Trustees, Chair, or President upon the written request of Shareholders owning at least one-third of the outstanding Shares entitled to vote.

Section 2.03. NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.04 not less than fifteen (15) nor more than one hundred and eighty (180) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

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If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

Section 2.04. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders may be communicated directly to shareholders either personally, by mail, or electronic communication or publication (such as posting on a website or e-mail) as allowed under relevant Delaware state laws or federal laws. In case the notice is delivered by mail, it should be addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, sent by other means of written or electronic communication, or posted and published on an authorized website or publication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 2.05. ADJOURNED MEETING; NOTICE. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.03 and 2.04. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 2.06. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the

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proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

Section 2.07. WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Attendance by a shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that shareholder, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever notice of a shareholders’ meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such shareholder or such shareholder’s attorney thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

Section 2.08. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy-holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.04. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 2.09. RECORD DATE FOR SHAREHOLDER NOTICE; VOTING AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than one hundred and eighty (180) days nor less than seven (7) days before the date of any such meeting as provided in the Declaration of Trust.

If the Board of Trustees does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the

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day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day prior to the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later, or (iii) such other day as the President, Treasurer or Secretary of the Trust determines.

Section 2.10. PROXIES. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, electronic signature or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by applicable Delaware law.

Section 2.11. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chair of the meeting may and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III.

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TRUSTEES

Section 3.01. POWERS. Subject to the applicable provisions of the Declaration of Trust and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 3.02. NUMBER AND QUALIFICATION OF TRUSTEES. The exact number of Trustees shall be set as provided in the Declaration of Trust.

Section 3.03. VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining Trustees, regardless of the number, even if less than a quorum, or by shareholders at any meeting of the shareholders called by the Board of Trustees for the purpose of electing Trustees. In the event of the death, declination, resignation, retirement, removal, declaration as bankrupt or incapacity of all of the then Trustees, the Trust’s Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the Investment Company Act of 1940. In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission.

Notwithstanding the above, whenever and for so long as the Trust has in effect a plan under which the Trust bears expenses of distributing its shares or of personal service to, or the maintenance of, shareholder accounts, including any shareholder servicing plan and any plan of the kind described in Rule 12b-1 under the Investment Company Act of 1940, then the selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the Investment Company Act of 1940) shall be, and is, committed to the discretion of such disinterested Trustees.

Section 3.04. PLACE OF MEETINGS AND VIRTUAL MEETINGS. All meetings of the Board of Trustees may be held at any place (or virtually as further described below) within or outside the State of Delaware that has been designated from time to time by the Board of Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held virtually, via video conference, telephone, or similar communication method, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting and provided that provisions of the Investment Company Act of 1940 do not otherwise require an in-person meeting.

Section 3.05. REGULAR MEETINGS. Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

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Section 3.06. SPECIAL MEETINGS. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chair of the Board or the President or any Vice President or the Secretary or any two (2) Trustees.

Notice of the time and place of special meetings shall be delivered personally or by mail, telephone, or electronic communication (such as e-mail) to each Trustee. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting and addressed to each Trustee at that Trustee’s address as shown on the records of the Trust. In case the notice is delivered personally, by telephone, by e-mail (or similar electronic communication), or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 3.07. QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.09. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by a least a majority of the required quorum for that meeting.

Section 3.08. WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

Section 3.09. ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3.06 to the Trustees who were present at the time of the adjournment.

Section 3.11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of

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Trustees. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 3.12. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 3.12 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 3.13. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate their power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration of Trust, except as otherwise expressly provided in the Declaration of Trust (including Article IV, Sections 1 and 2 thereof) or by resolution of the Board of Trustees.

ARTICLE IV.

COMMITTEES

Section 4.01. COMMITTEES OF TRUSTEES. The Board of Trustees may by resolution adopted by a majority of the authorized number of Trustees designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a)               the approval of any action which under applicable law also requires shareholders’ approval or approval of the outstanding shares, or requires approval by a majority of the entire Board of Trustees or certain members of said Board of Trustees;

(b)               the filling of vacancies on the Board of Trustees or in any committee;

(c)               the fixing of compensation of the Trustees for serving on the Board of Trustees or on any committee;

(d)               the amendment or repeal of the Declaration of Trust or of the By-Laws or the adoption of new By-Laws;

(e)               the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

(f)                a distribution to the shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Board of Trustees; or

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(g)               the appointment of any other committees of the Board of Trustees or the members of these committees.

Section 4.02. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V.

OFFICERS

Section 5.01. OFFICERS. The officers of the Trust shall be a President, a Secretary, a Chief Compliance Officer and a Treasurer. The Trust may also have, at the discretion of the Board of Trustees, a Chair of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03. Any number of offices may be held by the same person.

Section 5.02. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 5.03 and 5.05, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 5.03. SUBORDINATE OFFICERS. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

Section 5.04. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or, except in the case of an officer chosen by the Board of Trustees, by any officer upon whom such power of removal may be conferred by the Board of Trustees. Notwithstanding the foregoing, the Chief Compliance Officer may be removed only as provided in Section 5.11.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

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Section 5.05. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 5.06. CHAIR OF THE BOARD. The Chair of the Board, if such an officer is elected, shall if present preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to the Chair by the Board of Trustees or prescribed by these By-Laws.

Section 5.07. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chair of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust. The President shall preside at all meetings of the shareholders and in the absence of the Chair of the Board or if there be none, at all meetings of the Board of Trustees. The President shall have the general powers and duties of management usually vested in the office of president and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 5.08. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the restrictions upon the president. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these By-Laws and the President or the Chair.

Section 5.09. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Trustees required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

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Section 5.10. TREASURER. The Treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 5.11. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the Trust will be responsible for administering its compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees. The designation and compensation of the Chief Compliance Officer shall be approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the Investment Company Act of 1940), and the Chief Compliance Officer may be removed from the position only by action of the Board of Trustees, including a majority of such Trustees, in accordance with Rule 38a-1 under the Investment Company Act of 1940.

ARTICLE VI.

INDEMNIFICATION OF TRUSTEES, OFFICERS,

AND OTHER COVERED PERSONS

Section 6.01. COVERED PERSON, PROCEEDINGS AND EXPENSES. For the purpose of this Article VI, “Covered Person” means any past, present and future Trustee or officer (including persons who serve at the Trust’s request as directors, officers or Trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise); “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorney’s fees and any expenses of establishing a right to indemnification under this Article VI.

Section 6.02. ACTIONS OTHER THAN BY TRUST. This Trust shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, to the fullest extent permitted by applicable law. This provision is subject to the limitations of Article VIII, Section 2(a) of the Declaration of Trust and the federal securities laws.

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Section 6.03. ACTIONS BY OR IN THE RIGHT OF TRUST. This Trust shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action, to the fullest extent permitted by applicable law. This provision is subject to the limitations of Article VIII, Section 2(a) of the Declaration of Trust and the federal securities laws.

Section 6.04. INDEMNIFICATION. Indemnification shall be made under Sections 6.02 or 6.03 of this Article VI such that:

(a)               expenses, including counsel fees so incurred by any Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under Article VIII of the Declaration of Trust, provided that (i) such Covered Person shall provide security for such Covered Person’s undertaking, (ii) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill such Covered Person’s undertaking or (iii) a majority of the Trustees who are not parties to the proceeding and who are not Interested Persons of the Trust (as that term is defined in the Investment Company Act of 1940) (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification;

(b)               the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person engaged in willful misfeasance or malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person’s office.

(c)               pursuant and subject to Article VIII of the Declaration of Trust, the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust that would otherwise be borne by Covered Person;

(d)               agents and employees of the Trust who are not Trustees or officers of the Trust may be indemnified under the same standards and procedures set forth above, in the discretion of the Board of Trustees;

(e)               nothing in the Declaration of Trust or in these By-Laws shall be deemed to indemnify or protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance or malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office; and

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(f)                the Trust shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by such person, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article VI. Nevertheless, insurance will not be purchased or maintained by the Trust if the purchase or maintenance of such insurance would result in the indemnification of any person in contravention of any rule or regulation and/or interpretation of the Securities and Exchange Commission.

Section 6.05. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article VI shall affect any right to indemnification to which persons other than Trustees and officers of this Trust or any subsidiary hereof may be entitled by contract or otherwise.

Section 6.06. LIMITATIONS. No indemnification or advance shall be made under this Article VI, except as provided in Section 6.04 or Section 6.05 in any circumstances where it appears:

(a)               That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

(b)               That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 6.07. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article VI does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’ s capacity as such, even though that person may also be a Covered Person of this Trust as defined in Section 6.01. Nothing contained in this Article VI shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article VI.

ARTICLE VII.

RECORDS AND REPORTS

Section 7.01. MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each shareholder.

Section 7.02. MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

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Section 7.03. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during usual business hours for a purpose reasonably related to the shareholder’s interests as a shareholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

Section 7.04. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 7.05. FINANCIAL STATEMENTS. A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

The quarterly income statements and balance sheets referred to in this Section 7.05 shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VIII.

GENERAL MATTERS

Section 8.01. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 8.02. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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Section 8.03. CERTIFICATES FOR SHARES. No certificates certifying the ownership of shares of beneficial interest in the Trust shall be issued except as the Board of Trustees may otherwise determine from time to time. Certificates may be issued on paper, or electronically, as allowed by relevant Delaware state laws and federal laws. The Trust may impose a nominal charge for issuing certificates to cover expenses related thereto. All certificates shall be signed in the name of the Trust by the Chair or the President or Vice President and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares owned by the shareholders. Any or all of the signatures on the certificate may be electronic, as allowed by relevant Delaware state laws and federal laws. In case any officer, transfer agent, or registrar who has signed or whose electronic signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means; and in fact, as a matter of policy, does not presently issue certificated shares.

Section 8.04. LOST CERTIFICATES. Except as provided in this Section 8.04, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 8.05. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The Chair, the President, the Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 8.06. FISCAL YEAR. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution of the Trustees. The fiscal year of the Trust need not be the same as the taxable year of the Trust.

ARTICLE IX.

AMENDMENTS

Section 9.01. AMENDMENT BY TRUSTEES. In accordance with Article IX, Section 5 of the Declaration of Trust, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event

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adopt By-Laws that are in conflict with the Declaration of Trust, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration of Trust.